Interpace Diagnostics Group Reports Second Quarter 2017 Financial Results, Business Progress and Recent Accomplishments

Net Revenue Grew 7% Over the Prior Year Comparable Quarter and 11% Over the First Quarter of 2017

Raised Over $22 Million in Capital in Past 6 Months

Eliminated All Long Term Debt and Related Royalties and Milestones

Cash on Hand in Excess of $14 Million

Stockholders’ Equity Grew to in Excess of $36 Million at June 30, 2017

ThyGenX® Now Covered by CIGNA

Conference Call Thursday August 10, 2017 at 4:30 p.m. ET

Parsippany, NJ, August 10, 2017— Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, today announced financial results and business progress for the second quarter ended June 30, 2017 and year to date, as well as recent accomplishments.

“The second quarter and year to date in 2017 was certainly transformative for Interpace. We continued to improve our balance sheet in the second quarter by raising an additional $13.7 million of capital, eliminating all long term debt and related possible royalties and milestone obligations while continuing to make good commercial progress,” said Jack Stover, Interpace’s President & CEO. Our cash position is now in excess of $14 million and we increased our stockholders’ equity by over $29 million since year-end. We are now well positioned to leverage our commercial resources and further build out our platforms,” noted Stover. “Additionally, continuing to make reimbursement progress, such as getting coverage for our ThyGenX assay with CIGNA, one of the largest healthcare insurer in the US, further demonstrates the importance of our diagnostic tests to the marketplace,” added Mr. Stover.

Q2 and Year to Date 2017 Financial Performance

●	Net Revenue for the three-month period ended June 30, 2017 and for the six-month period was $3.9 million and $7.3 million, an increase of 7% over the same prior year period and 11% over the first quarter of 2017.

●	Year to date Total Operating Expenses were $3.6 million, a reduction of $6.7 million from the prior year due to a Change in Fair Value of Contingent Consideration related to conversion of our then outstanding long term debt to equity and termination of future related royalties and milestone obligations.

●	Total Operating Expenses for the 2017 second quarter increased to $5.6 million, an increase of $.9 million compared to the same quarter of 2016 due principally to increased General & Administrative costs in 2017 as we began to strategically rebuild our operations from the deep cost reductions required in 2016 as well as professional fees related to multiple equity offerings and debt/equity exchanges that we successfully closed during the first half of 2017.

●	Year to date the Loss from Continuing Operations for the six months ended June 30, 2017 was $4.4 million compared to $7.5 million for the six months ended June 30, 2016. Included in the Loss from Continuing Operations in the 2017 second quarter is a $2.7 million Loss on Extinguishment of Debt and $4.3 million year to date in 2017. Also included in the 2017 year to date Loss from Continuing Operations is a $5.8 million benefit due to a Change in Fair Value of Contingent Consideration.

●	Loss from Continuing Operations for the quarter ended June 30, 2017 was $6.3 million as compared to $3.5 million for the second quarter of 2016.

●	Total Assets year to date grew by approximately $12 million while at the same time total liabilities were reduced by over $17 million, a 51% improvement since year-end.

●	Cash balances year to date improved to over $14 million at the end of the 2017 second quarter.

●	Net Cash Used in Operations year to date 2017 was $8.6 million as compared to $5.3 million for the comparable period of 2016. Included in Net Cash Used in Operations year to date 2017 is over $3 million of expenditures related to discontinued operations, transaction fees and the remainder of payment obligation carried over from the CSO business we sold in 2015.

●	Net Cash Used in Operations for the second quarter of 2017 amounted to $4.4 million as compared to $1.3 million for the same quarter in 2016. Included in Net Cash Used in Operations in the second quarter of 2017 was approximately $0.7 million of expenditures related to discontinued operations, transaction fees and the remainder of payment obligations carried over from the contract sales organization (CSO).

●	Total stockholders’ equity grew by over $29 million to $36.3 million since year-end 2016.

Adjusted EBITDA (in the attached schedule), which we believe is a meaningful supplemental disclosure that may be indicative of how management and our Board of Directors evaluate Company performance, adjusts Income or Loss from Continuing Operations for non-cash charges such as depreciation & amortization, asset impairment, loss on extinguishment, and the change in fair value of contingent consideration. Accordingly, our Adjusted EBITDA for the six months ended June 30,2017 and 2016 was $(3.6) million and $(4.2) million respectively due primarily to the reduction in Loss from Continuing Operations. Adjusted EBITDA for the three-month periods ended June 30, 2017 and 2016 was $(2.5) million and $(1.7) million, respectively.

Second Quarter 2017 and Recent Business Highlights

●	In April 2017 announced that UnitedHealthcare, the largest health plan in the United States, has agreed to cover Interpace’s ThyraMIR test for all of United’s members nationwide. Interpace’s ThyGenX and ThyraMIR thyroid assays are now covered for approximately 275 million patients nationwide.

●	In April 2017 we also announced a laboratory services agreement with Cedar Sinai Medical Center of Los Angeles for our two thyroid assays.

●	In May 2017 six abstracts related to PancraGEN were accepted and presented as posters at the Digestive Disease Week (DDW) meeting being held May 6th-9th, 2017 in Chicago, Illinois.

●	In June 2017 we announced national contract approval with AETNA for our thyroid assays. AETNA is the third largest health plan in the US with over 44 million members.

●	In May we announced that Anthem, the second largest health plan in the US and the largest Blue Cross Blue Shield plan in the country agreed to cover ThyraMIR for its 75 million members.

●	In June 2017 we entered into an agreement with a major Healthcare system in Philadelphia for our two molecular tests for indeterminate thyroid nodules, ThyGenX and ThyraMIR.

●	In June 2017 we also announced coverage by LifeWise, a regional plan in Washington State and Premea Blue Cross to cover ThyraMIR.

●	In July 2017 we announced that CIGNA, one of the largest national health plans in the US, agreed to cover our ThyGenX test for CIGNA’s 15 million members nationwide.

●	In July 2017 we also announced formal launch of the TERT marker of aggressiveness in our thyroid test at the World Congress of Thyroid Cancer.

About Interpace Diagnostics Group, Inc.

Interpace is a a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests; PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace’s mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com

About Thyroid Nodules, ThyGenX and ThyraMIR testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX and ThyraMIR.

ThyGenX and ThyraMIR reflex testing yields high predictive value in determining the presence and absence of cancer in thyroid nodules. The combination of both tests can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer.

ThyGenX utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. ThyraMIR is the first microRNA gene expression classifier. MicroRNAs are small, non-coding RNAs that bind to messenger RNA and regulate expression of genes involved in human cancers, including every subtype of thyroid cancer. ThyraMIR measures the expression of 10 microRNAs. Both ThyGenX and ThyraMIR are covered by both Medicare and Commercial insurers.

About Pancreatic Cysts and PancraGEN

PancraGEN is a pancreatic cyst molecular test that, by using a small sample of pancreatic cyst fluid, can aid in pancreatic cancer risk assessment. PancraGEN is 90% accurate, according to clinical studies, enabling effective risk stratification of patients. Pancreatic cancer is often difficult to diagnose in early stages and typically spreads rapidly with signs and symptoms appearing when the cancer is significantly advanced. Because of this, and that complete surgical removal of the pancreas is not possible, pancreatic cancer is considered a leading cause of cancer deaths.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. The company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, our ability to adequately finance the business, our ability to restructure our liabilities and other obligations, the market’s acceptance of our molecular diagnostic tests; our ability to retain or secure reimbursement, our ability to secure additional business and generate higher profit margins through sales of our molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and our ability to maintain our NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 31, 2017 and the amendment on Form 10-K/A filed on April 28, 2017, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017, and the Company’s Registration Statement on Form S-1, as amended (333-218140) initially filed with the SEC on May 22, 2017. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz

Redchip

Paul@Redchip.com

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, Interpace has provided certain non-GAAP financial measures to help evaluate the results of its performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Conference Call

As previously announced, Interpace will hold a conference call Thursday August 10, 2017 at 4:30 p.m. (ET) to discuss financial and operational results for the second quarter and year to date ended June 30, 2017. Details as follows:

The live webcast and subsequent replay may be accessed by visiting Interpace’s website www.interpacediagnostics.com. Alternatively, please call 1-800-334-0872 (U.S.) or 1-719-457-2615 (international). The conference ID number is 5840893. The webcast replay will be available on the company’s website approximately two hours following completion of the call and archived on the company’s website for 90 days.

Interpace Diagnostics Group, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue, net	$3,855	$3,612	$7,325	$6,647
Cost of revenue	1,879	1,842	3,651	3,020
Gross profit	1,976	1,770	3,674	3,627
Operating expenses:
Sales and marketing	1,555	1,322	2,691	2,904
Research and development	413	357	719	680
General and administrative	2,793	2,015	4,315	4,797
Acquisition related amortization expense	813	970	1,626	1,939
Change in fair value of contingent consideration	-	-	(5,776)	-
Total operating expenses	5,574	4,664	3,575	10,320

Operating (loss) income	(3,598)	(2,894)	99	(6,693)
Interest expense	(216)	(858)	(469)	(1,062)
Loss on extinguishment of debt	(2,731)	-	(4,278)	-
Other (loss) income , net	(8)	3	(44)	10
Loss from continuing operations before tax	(6,553)	(3,749)	(4,692)	(7,745)
Benefit from income taxes	(301)	(236)	(298)	(227)
Loss from continuing operations	(6,252)	(3,513)	(4,394)	(7,518)
(Loss) income from discontinued operations, net of tax	(54)	1,179	502	398
Net loss	$(6,306)	$(2,334)	$(3,892)	$(7,120)

Basic (loss) income per share of common stock:
From continuing operations	$(0.65)	$(1.93)	$(0.64)	$(4.19)
From discontinued operations	(0.01)	0.65	0.07	0.22
Net (loss) income per basic share of common stock	$(0.65)	$(1.29)	$(0.57)	$(3.96)

Diluted (loss) income per share of common stock:
From continuing operations	$(0.65)	$(1.93)	$(0.64)	$(4.19)
From discontinued operations	(0.01)	0.65	0.07	0.22
Net (loss) income per diluted share of common stock	$(0.65)	$(1.29)	$(0.57)	$(3.96)
Weighted average number of common shares and common share equivalents outstanding:
Basic	9,657	1,816	6,877	1,796
Diluted	9,657	1,816	6,877	1,796

Selected Balance Sheet Data

($ in thousands) unaudited

	June 30,	December 31,
	2017	2016
Cash and cash equivalents	$14,265	$602

Total current assets	18,337	4,240
Total current liabilities	10,855	16,241

Total assets	53,744	41,778
Total liabilities	17,402	35,247
Total stockholders’ equity	36,342	6,531

Selected Cash Flow Data

($ in thousands) unaudited

	For the Six Months Ended
	June 30,
	2017	2016
Net loss	$(3,892)	$(7,120)

Net cash used in operations	$(8,572)	$(5,271)
Net cash used in investing activities	-	-
Net cash provided by financing activities	22,235	-
Change in cash and cash equivalents	13,663	(5,271)
Cash and equivalents, Beginning	602	8,310
Cash and equivalents, Ending	$14,265	$3,039

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Loss from continuing operations	$(6,252)	$(3,513)	$(4,394)	$(7,518)
Depreciation and amortization- continuing operations	965	1,133	1,937	2,390
Stock-based compensation - continuing operations	148	21	206	88
Taxes	(301)	(236)	(298)	(227)
Interest expense	216	858	469	1,062
Loss on extinguishment of debt	2,731	-	4,278	-
Change in fair value of contingent consideration	-	-	(5,776)	-
Adjusted EBITDA	$(2,493)	$(1,737)	$(3,578)	$(4,205)